Change Healthcare Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Exhibit 10.15

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

OF

PF2 SPINCO LLC

(A DELAWARE LIMITED LIABILITY COMPANY)

WITH AND INTO

HCIT HOLDINGS, INC.

(A DELAWARE CORPORATION)

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of December 20, 2016 by and between PF2 SpinCo LLC, a Delaware limited liability company to be converted to a Delaware corporation following the date hereof (“SpinCo”), HCIT Holdings, Inc., a Delaware corporation (“Echo”), and McKesson Corporation, a Delaware corporation (“MCK”).

WITNESSETH:

WHEREAS, on June 28, 2016, MCK, Echo, Change Healthcare, Inc., a Delaware corporation, PF2 NewCo LLC, a Delaware limited liability company (the “JV”) and the other parties thereto entered into an Agreement of Contribution and Sale (the “Contribution Agreement”);

WHEREAS, upon the closing of the transactions contemplated by the Contribution Agreement (the “Contribution Closing”), PF2 IP LLC, a Delaware limited liability company (“IPCo”), PF2 PST Services Inc., a Delaware corporation (“New PST”, and together with IPCo, the “MCK Members”), Echo and the JV shall enter into an Amended and Restated Limited Liability Company Agreement of the JV, a final form of which has been made available to the parties hereto (the “LLC Agreement”);

WHEREAS, following the Contribution Closing, and in accordance with the LLC Agreement, MCK and SpinCo shall enter into a Separation and Distribution Agreement substantially in the form set forth on Exhibit A (the “Separation Agreement”), pursuant to which (i) MCK shall contribute all of the limited liability company interests in IPCo and all of the shares of New PST to SpinCo (the “Controlled Transfer”) and (ii) MCK shall (A) commence exchange offers pursuant to which MCK will exchange stock of SpinCo for stock of MCK held by the stockholders of MCK, (B) distribute stock of SpinCo to the stockholders of MCK as a dividend in kind, (C) commence one or more exchange offers pursuant to which MCK will exchange stock of SpinCo for debt securities of MCK (subject to limitations described under the LLC Agreement) or (D) any combination of the foregoing clauses (A) through (C), resulting in the stockholders and debtholders of MCK receiving at least 75% of the stock of SpinCo (such transactions described in clause (ii), the “Distribution”);

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WHEREAS, the board of directors of Echo has adopted resolutions (i) approving, adopting and declaring advisable this Agreement, (ii) approving, adopting and declaring advisable the Merger, (iii) recommending that the stockholders of Echo approve and adopt this Agreement and the Merger and (iv) submitting the Agreement to the stockholders of Echo for approval and adoption, each in accordance with General Corporation Law of the State of Delaware (the “DGCL”);

WHEREAS, MCK, as the sole member of SpinCo, has adopted resolutions approving this Agreement and the Merger, each in accordance with the Limited Liability Company Act of the State of Delaware and the limited liability company agreement of SpinCo dated August 22, 2016 (the “SpinCo LLC Agreement”);

WHEREAS, the parties hereto acknowledge and agree that a significant interval of time (including more than one year) will likely elapse before the Effective Time;

WHEREAS, prior to the Effective Time, SpinCo shall convert to a Delaware corporation, and the parties acknowledge and agree that the Merger shall be effected in accordance with, and the parties have entered into this Agreement pursuant to, Section 251 of the DGCL;

WHEREAS, it is intended, for U.S. federal income tax purposes, that (i) the Controlled Transfer, together with the Distribution, will qualify as a “reorganization” within the meaning of Section 368(a)(1)(D) of the Internal Revenue Code of 1986, as amended (the “Code”), and that each of MCK and SpinCo will be a “party to the reorganization” within the meaning of Section 368(b) of the Code, (ii) the Distribution, as such, will qualify as a distribution of stock of SpinCo to MCK’s shareholders pursuant to Section 355 of the Code, (iii) the Merger (as defined below) will not cause Section 355(e) of the Code to apply to the Distribution, (iv) the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code and that each of Echo and SpinCo will be a “party to the reorganization” within the meaning of Section 368(b) of the Code, and (v) this Agreement constitutes a “plan of reorganization” within the meaning of Treasury Regulation Section 1.368-2(g);

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Echo and SpinCo hereby agree as follows:

ARTICLE 1

MERGER

SECTION 1.1 Merger. In accordance with the provisions of this Agreement and the DGCL: (a) SpinCo shall be merged with and into Echo (the “Merger”); (b) the separate existence of SpinCo shall cease; and (c) Echo shall survive the Merger and shall continue to be governed by the laws of the State of Delaware. Echo shall be, and is herein sometimes referred to as, the “Surviving Entity.” The name of the Surviving Entity shall be the name of Echo as of immediately prior to the Effective Time.

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SECTION 1.2 Filing and Effectiveness. Immediately following the consummation of the Distribution, subject to the terms and conditions of this Agreement, the parties hereto shall cause a certificate of merger to be filed with the Secretary of State of the State of Delaware (the “Certificate of Merger”). The Merger shall become effective when the executed Certificate of Merger shall have been filed with the Secretary of State of the State of Delaware or such later time as shall be agreed upon in writing by the parties hereto and stated in such Certificate of Merger. The date and time when the Merger shall become effective shall be referred to in this Agreement as the “Effective Time.”

SECTION 1.3 Effect of the Merger. Upon the Effective Time, the separate existence of SpinCo shall cease, the Surviving Entity shall possess all properties, rights, privileges, powers and franchises of SpinCo and Echo, and all claims, obligations, liabilities, debts and duties of SpinCo and Echo shall become the claims, obligations, liabilities, debts and duties of the Surviving Entity. The Merger shall otherwise have the effects provided for in the DGCL, including Section 259 of the DGCL.

ARTICLE 2

CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

SECTION 2.1 Certificate of Incorporation. The certificate of incorporation of Echo as in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Entity until duly amended in accordance with applicable law, and applicable provisions of the LLC Agreement, if any.

SECTION 2.2 Bylaws. The bylaws of Echo as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Entity (the “Bylaws”) until duly amended in accordance with applicable law, and applicable provisions of the LLC Agreement, if any.

SECTION 2.3 Directors and Officers. The directors of Echo immediately prior to the Effective Time shall be the directors of the Surviving Entity from and after the Effective Time and will hold office from and after the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Bylaws, or as otherwise provided by applicable law. The officers of Echo immediately prior to the Effective Time shall be the officers of the Surviving Entity from and after the Effective Time and will hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Bylaws, or as otherwise provided by applicable law.

ARTICLE 3

MANNER OF CONVERSION OF STOCK

SECTION 3.1 Merger Consideration. Upon the Effective Time, (a) each share of SpinCo common stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action by or on behalf of the parties hereto, be converted into one share of Echo Common Stock (and, if applicable, cash in lieu of fractional shares of Echo Common Stock payable in accordance with Section 3.3); and (b) each share of capital stock of Echo issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding

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upon and immediately after the Effective Time. “Echo Common Stock” means shares of common stock of Echo having such terms and such powers, preferences and rights, and qualifications, limitations or restrictions, as provided by the Certificate of Incorporation of Echo or by applicable law, in each case as of immediately prior to the Effective Time.

SECTION 3.2 Exchange of Certificates.

(a) Pursuant to Section 3.02 of the Separation Agreement, the Exchange Agent (as defined in the Separation Agreement), if any, and the Distribution Agent (as defined in the Separation Agreement) shall hold, for the account of the relevant SpinCo shareholders, the global certificate(s) representing all of the outstanding shares of SpinCo common stock transferred in the Distribution.

(b) Prior to or at the Effective Time, or as otherwise reasonably requested by SpinCo, Echo shall deposit with the Exchange Agent, if any, and the Distribution Agent, as applicable, for the benefit of the holders of shares of SpinCo common stock, for exchange in accordance with this Article 3 through the Exchange Agent or Distribution Agent, as the case may be, evidence in book entry form representing the shares of Echo Common Stock issuable pursuant to this Article 3 in exchange for outstanding shares of SpinCo common stock (such shares of Echo Common Stock, together with any dividends or distributions with respect thereto, being hereafter referred to as the “Exchange Fund”). For the purposes of such deposit, Echo shall assume that there will not be any fractional shares of Echo Common Stock. The Exchange Agent, if any, and the Distribution Agent shall, pursuant to irrevocable instructions, deliver the Echo Common Stock to be issued pursuant to this Article 3 out of the Exchange Fund. The Exchange Fund shall not be used for any other purpose.

(c) None of the parties hereto, the Exchange Agent and the Distribution Agent shall be liable to any Person in respect of any shares of SpinCo common stock or Echo Common Stock (in either case for any dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any abandoned property, escheat or similar law.

SECTION 3.3 No Fractional Shares.

(a) No certificates or scrip representing fractional shares of Echo Common Stock shall be issued upon the conversion of SpinCo common stock pursuant to Section 3.1, and such fractional share interests shall not entitle the owner thereof to vote or to any rights of a holder of Echo Common Stock. For purposes of this Section 3.3, all fractional shares to which a single record holder would be entitled shall be aggregated.

(b) Fractional shares of Echo Common Stock that would otherwise be allocable to any former holders of SpinCo common stock in the Merger shall be aggregated, and no holder of SpinCo common stock shall receive cash equal to or greater than the value of one full share of Echo Common Stock. The Exchange Agent, if any, and the Distribution Agent shall cause the whole shares obtained from aggregating fractional shares that would otherwise remain across all holders of SpinCo common stock to be sold, in the open market or otherwise as reasonably directed by MCK, and in no case later than 20 business days after the Effective Time. The Exchange Agent,

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if any, and the Distribution Agent, as the case may be, shall make available the net proceeds thereof, after deducting any required withholding Taxes and brokerage charges, commissions and transfer Taxes, on a pro rata basis, without interest, as soon as practicable to the holders of SpinCo common stock entitled to receive such cash. Payment of cash in lieu of fractional shares of Echo Common Stock shall be made solely for the purpose of avoiding the expense and inconvenience to Echo of issuing fractional shares of Echo Common Stock and shall not represent separately bargained-for consideration. Provided that Echo issues to the relevant agent the number of shares required to be issued by Echo to such agent pursuant to Section 3.3, Echo shall have no liability whatsoever to any holders of SpinCo common stock with respect to cash delivered in lieu of fractional shares. As used herein, the term “Tax” has the meaning set forth in the Tax Matters Agreement (substantially in the form set forth on Exhibit B) to be entered into by and among Echo, MCK and SpinCo prior to the Distribution (the “Tax Matters Agreement”).

SECTION 3.4 Withholding Rights. Echo, the Distribution Agent and the Exchange Agent (if any), as the case may be, shall deduct and withhold from the consideration otherwise required to be paid pursuant to this Agreement such amounts as may be required to be deducted and withheld under the Code or any provision of state, local or foreign Tax Law, and shall remit such amounts to the relevant governmental authority. Any withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Persons otherwise entitled thereto.

ARTICLE 4

COVENANTS

SECTION 4.1 SpinCo Capital Stock. Immediately prior to the Distribution, and through the Effective Time, SpinCo may take any actions necessary to provide that the number of outstanding shares of SpinCo common stock shall equal the number of Units (as defined in the LLC Agreement) to be held by SpinCo (directly or indirectly) immediately prior to the Effective Time.

SECTION 4.2 Echo Stockholder Approval.

(a) Echo shall take all actions necessary under applicable law and the Certificate of Incorporation and Bylaws of Echo to call, give notice of and hold a special meeting of the holders of capital stock of Echo (the “Echo Stockholders Meeting”) to vote on a proposal to approve and adopt this Agreement and shall submit such proposal to such holders at the Echo Stockholders Meeting. Echo shall take such actions as are necessary to ensure that the notice of the Echo Stockholders Meeting complies with Sections 251(c) and 262(d)(1) of the DGCL. Echo shall use its best efforts to obtain the approval and adoption of this Agreement by the holders of all of the outstanding capital stock of Echo entitled to vote as of the record date fixed for purposes of determining the stockholders entitled to vote on the approval and adoption of this Agreement (the “Echo Stockholder Approval”).

(b) Unless prohibited by law, Echo shall cause the Echo Stockholders Meeting to be held within 30 days of the date of this Agreement.

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SECTION 4.3 SpinCo Stockholder Approval.

(a) Following the Contribution Closing and prior to the Distribution, SpinCo shall convert from a Delaware limited liability company to a Delaware corporation (the “SpinCo Conversion”).

(b) Following the SpinCo Conversion, the board of directors of SpinCo shall adopt resolutions (i) approving, adopting and declaring advisable this Agreement, (ii) approving, adopting and declaring advisable the Merger, (iii) recommending that the sole stockholder of SpinCo approve and adopt the Agreement and the Merger and (iv) submitting the Agreement to the sole stockholder of SpinCo for approval and adoption, each in accordance with the DGCL (the “SpinCo Board Approvals”).

(c) Following the SpinCo Board Approvals, SpinCo shall execute this Agreement.

(d) Following SpinCo’s execution of this Agreement, SpinCo shall take all actions necessary under applicable law and the Certificate of Incorporation and Bylaws of SpinCo to call, give notice of and hold a special meeting of the holder or holders of capital stock of SpinCo (the “SpinCo Stockholders Meeting”) to vote on a proposal to approve and adopt this Agreement and shall submit such proposal to such holder or holders at the SpinCo Stockholders Meeting. SpinCo shall take such actions as are necessary to ensure that the notice of the SpinCo Stockholders Meeting complies with Sections 251(c) and 262(d)(1) of the DGCL. SpinCo shall obtain the approval and adoption of this Agreement by the holders of all of the outstanding capital stock of SpinCo entitled to vote as of the record date fixed for purposes of determining the stockholders entitled to vote on the approval and adoption of this Agreement (the “SpinCo Stockholder Approval”).

(e) Unless prohibited by law, SpinCo shall cause the SpinCo Stockholders Meeting to be held before the effectiveness of the Distribution.

SECTION 4.4 Tax Matters.

(a) Echo and SpinCo shall cooperate, and shall cause their respective subsidiaries to cooperate, to the extent reasonably requested by the other party in order for (i) Echo to obtain the Echo Tax Opinion, (ii) MCK to obtain the MCK Tax Opinions and (iii) any Tax opinions required to be filed with the Commission (as defined in the Separation Agreement) in connection with the filing of any Applicable SEC Filing (as defined in the Separation Agreement).

(b) As a condition precedent to the rendering of the MCK Tax Opinions and the Echo Tax Opinion, Echo, MCK and SpinCo shall execute and deliver to (i) each MCK Tax Advisor and Echo Tax Counsel, the applicable Tax Representation Letters (Merger) (as defined in the Tax Matters Agreement) and (ii) each MCK Tax Advisor, the Tax Representation Letters (Distribution), to the extent renderable, in each case as of (x) the date for filing any Tax opinion required to be filed with the Commission (as defined in the Separation Agreement) in connection with the filing of any Applicable SEC Filing (as defined in the Separation Agreement) and (y) the Effective Time.

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(c) This Agreement constitutes a “plan of reorganization” under Treasury Regulations Section 1.368-2(g) with respect to the transactions contemplated hereby.

(d) Except as otherwise expressly provided herein, this Agreement will not govern any Tax matters (including any administrative, procedural and related matters thereto), which will be exclusively governed by the Tax Matters Agreement. In the case of any conflict between this Agreement and the Tax Matters Agreement, in relation to any matters addressed by the Tax Matters Agreement, the Tax Matters Agreement will prevail.

ARTICLE 5

CONDITIONS TO THE MERGER

SECTION 5.1 Conditions to the Obligations of Each Party to Effect the Merger. The respective obligations of each party hereto to effect the Merger shall be subject to the satisfaction or (to the extent permitted by applicable law), waiver by SpinCo and Echo, at or prior to the closing of the Merger, of the following conditions:

(a) no governmental authority of competent jurisdiction shall have enacted, issued or promulgated any law that is in effect and has the effect of making the Merger illegal or which has the effect of prohibiting or otherwise preventing the consummation of the Merger;

(b) no governmental authority of competent jurisdiction shall have issued or granted any order that is in effect and has the effect of making the Merger illegal or which has the effect of prohibiting or otherwise preventing the consummation of the Merger;

(c) there shall be no legal action or suit pending against Echo or SpinCo by or before any governmental authority of competent jurisdiction seeking to prohibit or otherwise prevent the consummation of the Merger;

(d) the Contribution Closing shall have occurred;

(e) the Echo Stockholder Approval shall have been obtained;

(f) the SpinCo Stockholder Approval shall have been obtained;

(g) the Qualified IPO (as defined in the LLC Agreement) shall have occurred; and

(h) the Distribution shall have been consummated.

SECTION 5.2 Conditions to the Obligations of SpinCo to Effect the Merger. The obligations of SpinCo to effect the Merger shall be subject to the satisfaction or (to the extent permitted by applicable law), waiver by SpinCo, at or prior to the closing of the Merger, of the following conditions:

(a) there shall have been no material breach of this Agreement on the part of Echo;

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(b) MCK shall have received a written opinion, dated as of the date on which the Effective Time occurs, from Davis Polk & Wardwell LLP or Ernst & Young LLP, tax advisors to MCK (each, an “MCK Tax Advisor”), to the effect that the Merger will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and that each of Echo and SpinCo will be a party to the reorganization within the meaning of Section 368(b) of the Code (the “MCK Merger Tax Opinion”). In rendering the foregoing opinion, counsel shall be permitted to rely upon and assume the accuracy of the Tax Representation Letters; and

(c) MCK shall have received a written opinion, dated as of the date on which the Effective Time occurs, from an MCK Tax Advisor, to the effect that (i) the Controlled Transfer, together with the Distribution, will qualify as a “reorganization” within the meaning of Section 368(a)(1)(D) of the Code, and that each of MCK and SpinCo will be a “party to the reorganization” within the meaning of Section 368(b) of the Code, (ii) the Distribution, as such, will qualify as a distribution of stock of SpinCo to MCK’s shareholders pursuant to Section 355 of the Code and (iii) the Merger should not cause Section 355(e) of the Code to apply to the Distribution (the “MCK Separation Tax Opinion,” and together with the MCK Merger Tax Opinion, the “MCK Tax Opinions”). In rendering the foregoing opinion, an MCK Tax Advisor shall be permitted to rely upon and assume the accuracy of the Tax Representation Letters.

SECTION 5.3 Conditions to the Obligations of Echo to Effect the Merger. The obligations of Echo to effect the Merger shall be subject to the satisfaction or (to the extent permitted by applicable law), waiver by Echo, at or prior to the closing of the Merger, of the following conditions:

(a) there shall have been no material breach of this Agreement on the part of SpinCo or MCK; and

(b) Echo shall have received a written opinion, dated as of the date on which the Effective Time occurs, from Ropes & Gray LLP, tax counsel to Echo (“Echo Tax Counsel”), to the effect that the Merger will be treated for U.S. federal income Tax purposes as a reorganization within the meaning of Section 368(a) of the Code and that each of Echo and SpinCo will be a party to the reorganization within the meaning of Section 368(b) of the Code (the “Echo Tax Opinion”); provided, however that if Echo’s Tax Counsel shall have notified Echo that such Tax Opinion Advisor will be unable to render an Echo Tax Opinion Echo shall use its reasonable best efforts to obtain an Echo Tax Opinion from an Alternative Tax Opinion Advisor within 60 days of such notification, and if Echo obtains an Echo Tax Opinion from an Alternative Tax Opinion Advisor within such period (or if Echo fails to obtain an Echo Tax Opinion from an Alternative Tax Opinion Advisor within such period by reason of failure to use its reasonable best efforts to do so) this Section 5.3(b) shall be deemed satisfied. For purposes of this Agreement, “Alternative Tax Opinion Advisor” shall mean a law or accounting firm that is nationally recognized as an expert in federal income Tax matters and reasonably acceptable to Echo and SpinCo, it being understood that it shall not be unreasonable for a party to not accept an Alternative Tax Advisor that has an advisory relationship with the other party or their affiliates. In rendering the foregoing opinion, Echo Tax Counsel and any Alternative Tax Opinion Advisor shall be permitted to rely upon and assume the accuracy of the applicable Tax Representation Letters (Merger).

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ARTICLE 6

REPRESENTATIONS AND WARRANTIES

SECTION 6.1 SpinCo Representations and Warranties. SpinCo represents and warrants to Echo and MCK that as of the date hereof and at the Effective Time (except for such representations and warranties made as of different time as set forth below):

(a) Corporate Existence and Power. SpinCo is a limited liability company validly formed and existing under the laws of the State of Delaware, and prior to the Effective Time will have been validly converted into a corporation, which is validly existing and in good standing under the laws of the State of Delaware and has all corporate powers and all material licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted. As of the Effective Time, SpinCo is not engaged in any operating or business activities, holds any assets or has any liabilities of any nature, except for its ownership of equity of any of its subsidiaries and the JV.

(b) Corporate Authorization. The execution, delivery and performance by SpinCo of this Agreement and the consummation by SpinCo of the transactions contemplated hereby are within SpinCo’s corporate powers and, subject to obtaining the SpinCo Stockholder Approval, has been duly authorized by all necessary corporate action on the part of SpinCo.

(c) Governmental Authorization. The execution, delivery and performance by SpinCo of this Agreement and the consummation by SpinCo of the transactions contemplated hereby require no action by or in respect of, or filing with, any governmental authority other than the filing of the Certificate of Merger with the Delaware Secretary of State, the filing of a certificate of conversion and certificate of incorporation in connection with the SpinCo Conversion and compliance with any applicable requirements of any securities laws.

(d) Non-contravention. The execution, delivery and performance by the SpinCo of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws of SpinCo as in effect as of the Effective Time, (ii) assuming compliance with the matters referred to in Section 6.1(c) above, contravene, conflict with or result in a violation or breach by SpinCo of any provision of any applicable law, (iii) require any consent or other action by any person under, constitute a default under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which SpinCo is entitled under any provision of any agreement or other instrument binding upon SpinCo, or (iv) result in the creation or imposition of any lien on any asset of SpinCo, with only such exceptions, in the case of each of clauses (ii) through (iv), as would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on SpinCo.

(e) Valid Issuance. Following the SpinCo Conversion, all outstanding shares of common stock of SpinCo will have been duly authorized and validly issued, fully paid and nonassessable and free of preemptive rights.

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SECTION 6.2 Echo Representations and Warranties. Echo represents and warrants to SpinCo and MCK that:

(a) Corporate Existence and Power. Echo is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers and all material licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted.

(b) Corporate Authorization. The execution, delivery and performance by Echo of this Agreement and the consummation by Echo of the transactions contemplated hereby are within Echo’s corporate powers and, subject to obtaining the Echo Stockholder Approval, has been duly authorized by all necessary corporate action on the part of Echo.

(c) Governmental Authorization. The execution, delivery and performance by Echo of this Agreement and the consummation by Echo of the transactions contemplated hereby require no action by or in respect of, or filing with, any governmental authority other than the filing of the Certificate of Merger with the Delaware Secretary of State and compliance with any applicable requirements of any securities laws.

(d) Non-contravention. The execution, delivery and performance by the Echo of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws of Echo, (ii) assuming compliance with the matters referred to in Section 6.2(c) above, contravene, conflict with or result in a violation or breach by Echo of any provision of any applicable law, (iii) require any consent or other action by any person under, constitute a default under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which Echo is entitled under any provision of any agreement or other instrument binding upon Echo, or (iv) result in the creation or imposition of any lien on any asset of Echo, with only such exceptions, in the case of each of clauses (ii) through (iv), as would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Echo.

(e) Valid Issuance. All outstanding shares of Echo Common Stock have been duly authorized and validly issued, fully paid and nonassessable and free of preemptive rights.

SECTION 6.3 MCK Representations and Warranties. MCK represents and warrants to Echo and SpinCo that:

(a) Corporate Existence and Power. MCK is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers and all material licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted.

(b) Corporate Authorization. The execution, delivery and performance by MCK of this Agreement and the consummation by MCK of the transactions contemplated hereby are within MCK’s corporate powers and has been duly authorized by all necessary corporate action on the part of MCK.

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(c) Governmental Authorization. The execution, delivery and performance by MCK of this Agreement and the consummation by MCK of the transactions contemplated hereby require no action by or in respect of, or filing with, any governmental authority other than the filing of the Certificate of Merger with the Delaware Secretary of State and compliance with any applicable requirements of any securities laws.

(d) Non-contravention. The execution, delivery and performance by MCK of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws of MCK, (ii) assuming compliance with the matters referred to in Section 6.3(c) above, contravene, conflict with or result in a violation or breach of any provision of any applicable law, (iii) require any consent or other action by any person under, constitute a default under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which MCK is entitled under any provision of any agreement or other instrument binding upon MCK, or (iv) result in the creation or imposition of any lien on any asset of MCK, with only such exceptions, in the case of each of clauses (ii) through (iv), as would not reasonably be expected to have, a material adverse impact on the ability of MCK to consummate the transactions contemplated by this Agreement.

ARTICLE 7

GENERAL

SECTION 7.1 Further Assurances. From time to time, as and when required by Echo or by its successors or assigns, there shall be executed and delivered on behalf of SpinCo such deeds and other instruments, and there shall be taken or caused to be taken by SpinCo and Echo such further and other actions as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by Echo or the Surviving Corporation the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of SpinCo and otherwise to carry out the purposes of this Agreement, and the officers and directors of Echo and the Surviving Corporation are fully authorized in the name and on behalf of SpinCo or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

SECTION 7.2 Termination. At any time before the Effective Time and notwithstanding approval of this Agreement by the stockholders of Echo or the member and/or stockholders of SpinCo, this Agreement may be terminated by either Echo or SpinCo following the occurrence of any of the following events: (a) the termination of the Contribution Agreement pursuant to its terms, (b) the consummation of a Company Sale (as defined in the LLC Agreement), (c) termination or expiration of the MCK Exit Window in the event a Qualified MCK Exit (as each term is defined in the LLC Agreement) has not occurred, (d) expiration of the IPO Preference Period if a Qualified IPO (as each term is defined in the LLC Agreement) has not occurred prior to such date, (e) material breach by the other party of any representation, warranty or covenant of such party set forth herein not cured after thirty (30) days’ notice of an opportunity to cure, and (f) the delivery, prior to the Distribution, of written notice by the MCK Members to the JV of their intention to abandon or terminate the Merger. This Agreement may also be terminated at any time before the Effective Time and notwithstanding approval of this Agreement by the stockholders of

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Echo or the member and/or stockholders of SpinCo by mutual written consent of SpinCo and Echo (with such consent approved, (i) in the case of Echo, by the board of directors of Echo; (ii) in the case of SpinCo prior to the SpinCo Conversion, by the member of SpinCo; and (iii) in the case of SpinCo after the SpinCo Conversion, by the board of directors of SpinCo). In the event of termination pursuant to this Section 7.2, other than the provisions of Article 7, this Agreement shall then be null and void and have no further force and effect and all other rights and liabilities of the parties hereto shall terminate without any liability of any party hereto to any other party hereto other than liability with respect to breaches of this Agreement occurring prior to such termination.

SECTION 7.3 Amendment; Waiver. This Agreement may be amended at any time before the Effective Time by the parties hereto ((a) in the case of Echo, by action taken or authorized by the board of directors of Echo; (b) in the case of SpinCo prior to the SpinCo Conversion, by the member of SpinCo; and (c) in the case of SpinCo after the SpinCo Conversion, by the board of directors of SpinCo), whether before or after the adoption of this Agreement by the stockholders of Echo or SpinCo; provided however that after any such stockholder adoption of this Agreement, no amendment shall be made to this Agreement that by law requires further approval or authorization by the stockholders of Echo or SpinCo without such further approval or authorization. Each amendment to this Agreement must be set forth in a writing signed by all the parties hereto. Any provision of this Agreement may be waived (and thereby rendered inoperative in accordance with such waiver) but only if such waiver is in writing and signed by the party hereto against whom the waiver is to be effective. No waiver by any party hereto of any breach or violation of, default under or inaccuracy in any representation, warranty, covenant or agreement hereunder, whether intentional or not, will be deemed to extend to any prior or subsequent breach, violation, default of or inaccuracy in any representation, warranty, covenant or agreement hereunder or affect in any way any rights arising by virtue of any prior or subsequent occurrence. No delay or omission on the part of any party hereto in exercising any right, power or remedy under this Agreement will operate as a waiver thereof.

SECTION 7.4 No Assignment. No party hereto will have the right to sell, transfer, assign or pledge all or any portion of its interest in this Agreement without the prior written approval of the other parties hereto. For the avoidance of doubt, the rights and obligations of SpinCo under this Agreement shall continue, and shall not be affected by, the SpinCo Conversion, and the SpinCo Conversion shall not be deemed an assignment or transfer of this Agreement.

SECTION 7.5 No Third Party Beneficiaries. Nothing expressed or implied herein is intended, or shall be construed, to confer upon or give any individual, corporation, partnership, joint venture, limited liability company, trust, unincorporated corporation, other entity or governmental authority (each a “Person”) other than the parties hereto, and their successors and permitted assigns, any right, remedy, obligation or liability under or by reason of this Agreement, or result in such Person being deemed a third-party beneficiary hereof.

SECTION 7.6 Specific Performance. Each of the parties hereto acknowledges and agrees that each of the other parties hereto would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached or violated. Accordingly, each of the parties hereto agrees that, without

Change Healthcare Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

posting bond or other undertaking, each of the other parties hereto will be entitled to an injunction or injunctions to prevent breaches or violations of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any claim instituted in any court specified in clause (a) of Section 7.9 in addition to any other remedy to which he, she or it may be entitled, at law or in equity. Each of the parties hereto further agrees that, in the event of any action for specific performance in respect of such breach or violation, he, she or it will not assert the defense that a remedy at law would be adequate.

SECTION 7.7 Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes any and all prior discussions, negotiations, proposals, undertakings, understandings and agreements, whether written or oral, with respect thereto.

SECTION 7.8 Governing Law. This Agreement and any related disputes or claims arising hereunder or with respect hereto shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Delaware, without regard to its conflicts of law principles.

SECTION 7.9 Jurisdiction; Venue; Services of Process. Each party to this Agreement, by its execution hereof, (a) hereby irrevocably submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware (unless the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, in which case, in any state courts of the State of Delaware or the United States District Court located in the State of Delaware) for the purpose of any dispute between any of the parties hereto arising in whole or in part under or in connection with this Agreement, (b) hereby waives to the extent not prohibited by applicable legal requirements, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such action brought in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred or removed to any court other than one of the above-named courts, should be stayed by reason of the pendency of some other proceeding in any other court other than one of the above-named courts, or that this agreement or the subject matter hereof may not be enforced in or by such court and (c) hereby agrees not to commence any such action other than before one of the above-named courts. Notwithstanding the previous sentence, a party hereto may commence any action in a court other than those described in this Section 7.9 above for the purpose of enforcing an order or judgment issued by one of the above-named courts. Each party hereto hereby (a) consents to service of process in any action between the parties arising in whole or in part under or in connection with this Agreement in any manner permitted by Delaware law, (b) agrees that service of process made in accordance with clause (a) will constitute good and valid service of process in any such action and (c) waives and agrees not to assert (by way of motion, as a defense, or otherwise) in any such action any claim that service of process made in accordance with clause (a) or (b) does not constitute good and valid service of process.

SECTION 7.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute but one and the same instrument.

Change Healthcare Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

SECTION 7.11 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF THE PARTIES HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.11.

Section 7.12. Severability. To the extent that any provision of this Agreement (including without limitation any provision of this paragraph) is found to be invalid or unenforceable: (a) such invalidity or unenforceability shall not affect the validity or enforceability of any other provision of this Agreement; (b) such provision found to be invalid or unenforceable shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent manifested by such provision; and (c) to the fullest extent possible, the provisions of this Agreement not found to be invalid or unenforceable shall be construed so as to give effect to the intent manifested thereby.

Section 7.13. Miscellaneous. Each reference in this Agreement to any other agreement or document (including without limitation each exhibit to this Agreement) shall be deemed a reference to such other agreement or document as amended from time to time, and no such amendment of any such agreement or document (including without limitation that no such amendment to any exhibit to this Agreement) shall be deemed an amendment to this Agreement.

[Signatures Pages Follow]

Change Healthcare Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

ECHO

HCIT Holdings, Inc.

By:	/s/ Denise Ceule
Name:	Denise Ceule
Its:	Vice President – Secretary

PF2 SpinCo LLC

By:	/s/ John G. Saia
Name:	John G. Saia
Its:	President and Secretary

MCK

McKesson Corporation

By:	/s/ John G. Saia
Name:	John G. Saia
Its:	Corporate Secretary

[Signature page to Merger Agreement]